POST OFFICE BOX 787
                                                              LEBANON, TENNESSEE
                                                                      37088-0787
[CBRL GROUP Inc. logo]                                        PHONE 615.443.9869
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CBRL GROUP, INC.
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                                                Contact:  Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer
                                                          (615) 443-9869


          CBRL GROUP, INC. REPORTS DECEMBER SALES AND UPDATES EARNINGS
                            GUIDANCE FOR FISCAL 2005

LEBANON,  Tenn. (December 28, 2004) -- CBRL Group, Inc. (the "Company") (NASDAQ:
CBRL) today reported comparable store sales for the four-week period ending December 24, 2004. It also updated its earnings guidance for fiscal 2005 to reflect implementation of a change in accounting for contingently convertible debt under Emerging Issues Task Force (EITF) Issue No. 04-8, which will become effective for the Company's second fiscal quarter. Apart from the accounting change, the Company would be reaffirming its most recent guidance for the second quarter and full year.

     The Company reported that comparable store restaurant sales for the four weeks ending Friday, December 24, 2004 in its Cracker Barrel Old Country Store(R) ("Cracker Barrel") units were up 7.3% from the comparable period last year, with an approximately 4.0% higher average check, including approximately 3.4% higher menu pricing. Cracker Barrel comparable store retail sales in December were down 1.5%. Comparable restaurant sales in the Company's Logan's Roadhouse(R) restaurants in December were up 7.0%, with an approximately 4.0% higher average check, including approximately 3.2% higher menu pricing. The Company noted that restaurant sales were affected favorably in December by the shift in timing of the Christmas holiday from fiscal December last year to fiscal January this year. The Company estimated that comparable store restaurant sales were increased by approximately 2.5-3.5% at Cracker Barrel and Logan's as a result of this shift. Comparable store retail sales were increased by an estimated 3.5-4.5% by the holiday shift and a stronger effect than last year from three employee appreciation days in December.

     The Company urges caution in considering its current trends and the earnings guidance disclosed in this press release. The restaurant industry is highly competitive, and trends and guidance are subject to numerous factors and influences, some of which are discussed in the cautionary language at the end of this press release. The Company disclaims any obligation to update disclosed information on trends or targets other than in its periodic filings on Forms 10-K, 10-Q, and 8-K with the Securities and Exchange Commission.

     The Company updated its guidance for the second fiscal quarter and the full fiscal year of 2005 to reflect implementation of EITF 04-8. As discussed in the Company's November 18, 2004 press release announcing first-quarter results, EITF 04-8, which was recently issued by the Financial Accounting Standards Board, requires that "if-converted" accounting be used for contingently convertible debt regardless of whether the contingency allowing debt holders to convert is met. As a result of the rule change, the Company is required, beginning in the

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

CBRL Reports December Sales and Updates Earnings Guidance
Page 2
December 28, 2004
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second  quarter of fiscal 2005,  to include approximately 4.6  million shares in its diluted shares outstanding related to its convertible debt, and to deduct from net income the interest and financing cost associated with this debt, in calculating diluted net income per share. The Company is also required to restate certain prior-period results to reflect the change. A table was provided in the November 18, 2004 press release showing restated diluted net income per share for the full fiscal years of 2002, 2003 and 2004, and each quarter of fiscal 2004 and the first quarter of fiscal 2005. The change in accounting has no effect on the Company's results of operations, financial condition, or terms of its convertible debt, but rather only affects the computation of diluted net income per share.

     The Company's present guidance for diluted net income per share for the second quarter of fiscal 2005, which ends January 28, 2005, is for a percentage increase up to the low double digits compared to the restated $0.54 per share in the second quarter of last year. For the full year, the Company presently expects a percentage increase in diluted net income per share in the mid-teens above the restated $2.20 in fiscal 2004 (excluding a settlement charge taken in the fourth quarter of last year). As previously disclosed, the Company's guidance includes the effect of the accounting change by which the Company presently expects diluted net income per share to be reduced by approximately three cents in each of the second and third quarters, approximately five cents in the fourth quarter and approximately 15 cents for the full fiscal year.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 514 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 118 company-operated and 21 franchised Logan's Roadhouse restaurants in 18 states.

     Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of CBRL Group, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors.
Forward-looking   statements   generally   can  be  identified  by  the  use  of
forward-looking terminology such as "assumptions," "target," "guidance," "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe," "potential" or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence or general or regional economic weakness on sales and customer travel activity; the ability of the Company to identify, acquire and sell successful new lines of retail merchandise; commodity, workers' compensation, group health and utility price changes; the effects of plans intended to improve operational execution and performance; competitive marketing and operational initiatives; the availability and cost of acceptable sites for development and the Company's ability to identify such sites; the effects of increased competition at Company locations on sales and on labor recruiting, cost, and retention; the ability of and cost to the Company to recruit, train, and retain qualified restaurant hourly and management employees; consumer behavior based on concerns over nutritional or safety aspects of the Company's products or restaurant food in general; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations

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

CBRL Reports December Sales and Updates Earnings Guidance
Page 3
December 28, 2004
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affecting accounting,  tax, wage and hour matters, health and safety,  pensions, insurance or other undeterminable areas; practical or psychological effects of terrorist acts or war and military or government responses; disruptions to the Company's restaurant or retail supply chain; changes in foreign exchange rates affecting the Company's future retail inventory purchases;; the actual results of pending or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; changes in accounting principles generally accepted in the United States of America or changes in capital market conditions that could affect valuations of restaurant companies in general or the Company's goodwill in particular; increases in construction costs; changes in interest rates affecting the Company's financing costs; and other factors described from time to time in the Company's filings with the SEC, press releases, and other communications.

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